UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 21, 2023

Date of Report (Date of earliest event reported)

Nubia Brand International Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41323	87-1993879
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13355 Noel Rd, Suite 1100 Dallas, TX	75240
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 918-5120

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one-half of one Redeemable Warrant	NUBIU	The Nasdaq Capital Market LLC
Common Stock, par value $0.0001 per share	NUBI	The Nasdaq Capital Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	NUBIW	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on February 16, 2023, Nubia Brand International Corp. (“Nubia”) entered into a Merger Agreement (the “Merger Agreement”) by and among Nubia, Honeycomb Battery Company, an Ohio corporation, and Nubia Merger Sub, Inc., an Ohio corporation and wholly-owned subsidiary of the Corporation.

On August 25, 2023, Nubia entered into Amendment No. 1 to the Merger Agreement (the “Amendment”) with the other parties thereto. The Amendment extends the termination date under the Merger Agreement from September 15, 2023 to December 14, 2023. In addition, the Amendment includes a new Section 3.4(c)(iv), which clarifies that in connection with any transaction resulting in a Change in Control (as defined in the Merger Agreement), the valuation of the combined company’s common stock shall be calculated inclusive of the Earnout Shares (as defined in the Merger Agreement).

The summary above is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein. Unless otherwise defined herein, the capitalized terms used above are defined in the Merger Agreement.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 21, 2023, Nubia received a letter (the “MVLS Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying Nubia that for the last 30 consecutive business days prior to the date of the  MVLS Notice, the Company’s Minimum Market Value of Listed Securities (“MVLS”) was less than $50.0 million, which does not meet the requirement for continued listing on The Nasdaq Global Market, as required by Nasdaq Listing Rule 5450(b)(2)(A) (the “MVLS Rule”). In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Staff has provided Nubia with 180 calendar days, or until February 19, 2024, to regain compliance with the MVLS Rule. The MVLS Notice has no immediate effect on the listing of Nubia’s securities on The Nasdaq Global Market.

If Nubia regains compliance with the MVLS Rule, the Staff will provide written confirmation to Nubia and close the matter. To regain compliance with the MVLS Rule, Nubia’s  MVLS must meet or exceed $50.0 million for a minimum of ten consecutive business days during the 180-day compliance period ending on February 19, 2024. In the event Nubia does not regain compliance with the MVLS Rule prior to the expiration of the compliance period, it will receive written notification that its securities are subject to delisting. At that time, Nubia may appeal the delisting determination to a Hearings Panel.

Nubia will continue to monitor its MVLS  and consider its available options to regain compliance with the MVLS Rule. However, there can be no assurance that Nubia will be able to regain compliance with the MVLS Rule.

Forward-Looking Statements

This Current Report on Form 8-K contains certain statements that are not historical facts and are forward-looking statements within the meaning of the federal securities laws with respect to the proposed Transactions between Nubia and Honeycomb. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “think,” “strategy,” “future,” “opportunity,” “potential,” “plan,” “seeks,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties.

These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: (i) changes in domestic and foreign business, market, financial, political and legal conditions; (ii) the inability of the parties to successfully or timely consummate the proposed Transactions, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the Combined Company or the expected benefits of the proposed Transactions or that the approval of the shareholders of Nubia or Honeycomb is not obtained; (iii) the outcome of any legal proceedings that may be instituted against Honeycomb or Nubia following announcement of the proposed Transactions; (iv) failure to realize the anticipated benefits of the proposed Transactions; (v) risks relating to the uncertainty of the projected financial information with respect to Honeycomb; (vi) risks related to the performance of Honeycomb’s batteries; (vii) the extent to which original equipment manufacturers may elect to pursue other battery cell technologies; (viii) risks related to the safety of Honeycomb’s high-capacity anode and high-energy solid-state battery technology, for which only preliminary safety testing has occurred and for which additional and extensive safety testing will need to occur prior to being installed in electric vehicles; (ix) risks related to any substantial increases in the prices for Honeycomb’s raw materials and components, some of which are obtained from a limited number of sources where demand may exceed supply; (x) consumers’ willingness to adopt electric vehicles; (xi) risks related to Honeycomb being an early-stage company with a history of financial losses that expects to incur significant expenses and continuing losses for the foreseeable future; (xii) the possibility that Honeycomb may require additional capital to support business growth, and that this capital might not be available on commercially reasonable terms or at all; (xiii) Honeycomb’s heavy reliance on owned intellectual property, which includes patent rights, trade secrets, copyright, trademarks, and know-how, and its ability to protect and maintain access to these intellectual property rights; (xiv) risks related to the intentional disruption, security breaches and other security incidents, or alleged violations of laws, regulations, or other obligations relating to data handling of Honeycomb’s technology and its website, systems, and data it maintains; (xv) the amount of redemption requests made by Nubia’s public stockholders; (xvi) the ability of Nubia or the Combined Company to issue equity or equity-linked securities in connection with the proposed transactions or in the future; (xvii) the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; (xviii) the impact of the global COVID-19 pandemic on Honeycomb, Nubia, the Combined Company’s projected results of operations, financial performance or other financial metrics, or on any of the foregoing risks; and (xix) those factors discussed in Nubia’s filings with the SEC and that are contained in the preliminary proxy statement relating to the proposed Transactions initial filed with the SEC on March 20, 2023.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that will be described in the “Risk Factors” section of the preliminary proxy statement and the amendments thereto, the definitive proxy statement, and other documents to be filed by Nubia from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and while Nubia and Honeycomb may elect to update these forward-looking statements at some point in the future, they assume no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Neither of Nubia or Honeycomb gives any assurance that Nubia or Honeycomb, or the Combined Company, will achieve its expectations. These forward-looking statements should not be relied upon as representing Nubia’s or Honeycomb’s assessments as of any date subsequent to the date of this Current Report on Form 8-K. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Important Information for Investors and Stockholders

This document relates to a proposed transaction between the Registrant and the Company. This document does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor will there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Registrant filed a preliminary proxy statement with the SEC, and when available, will file a definitive proxy statement. Promptly after filing its definitive proxy statement with the SEC, the Registrant will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the Special Meeting relating to the transaction. The Registrant also will file other documents regarding the proposed transaction with the SEC. Before making any voting decision, investors and security holders of the Registrant are urged to read the proxy statement and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by the Registrant with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov).

Participants in the Solicitation

Nubia and its directors and executive officers may be deemed participants in the solicitation of proxies from Nubia’s stockholders with respect to the business combination. Information about Nubia’s directors and executive officers and a description of their interests in Nubia will be included in the proxy statement for the proposed transaction and be available at the SEC’s website (www.sec.gov). Additional information regarding the interests of such participants will be contained in the proxy statement for the proposed transaction when available.

The Company and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Nubia in connection with the proposed business combination. Information about the Company’s directors and executive officers and information regarding their interests in the proposed transaction will be included in the proxy statement for the proposed transaction.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor will there be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such other jurisdiction.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description
2.1	Amendment No.1, dated August 25, 2023, to the Merger Agreement.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated August 25, 2023

NUBIA BRAND INTERNATIONAL CORP.

By:	/s/ Jaymes Winters
Name:	Jaymes Winters
Title:	Chief Executive Officer

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